Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-19571, 333-19573, 333-19615 and 333-31541)
and on Form S-3 (File No. 333-47825) of Diacrin, Inc. of our report dated January 26, 2001, relating to the financial statements of Diacrin/Genzyme LLC, which appears in the Annual Report on Form 10-K of Diacrin, Inc.


/s/  PricewaterhouseCoopers LLP


Boston, Massachusetts
March 27, 2002